Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

En Pointe Technologies, Inc.
El Segundo, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-58528, 333-58536, 333-90037, 333-64785, 333-06395, 333-10583, 333-33323 and 333-88828) of En Pointe Technologies, Inc. of our report dated December 23, 2005, relating to the consolidated financial statements and financial statement schedule, which appear in this Form 10-K.

/s/ BDO Seidman, LLP
Los Angeles, California
December 17, 2007